Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned officers of Pear Therapeutics, Inc. (the “Company”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 28, 2022

/s/ Corey M. McCann
Dr. Corey M. McCann
Chief Executive Officer (Principal Executive Officer)
Dated: March 28, 2022

/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Chief Financial Officer (Principal Financial Officer)